Exhibit 99.2

      Supplemental financial data posted on the website of IEC Electronics Corp. (www.iec-electronics.com/1stquarter2004pr.htm) on January 29, 2004


                              IEC ELECTRONICS CORP
                           CONSOLIDATED BALANCE SHEET
                            DEC 26, 2003 AND SEP 30, 2002

                                           DEC 26, 2003         SEP 30, 2003
                                           -------------        -------------

ASSETS

CURRENT ASSETS
  Cash                                            495,898              793,341
  Accounts Receivable                           3,139,948            4,003,641
  Inventories                                   1,875,248            1,633,119
  Deferred Income Taxes                           250,000              250,000
  Other Current Assets                            118,139              329,232
  Current Assets - Discontinued Operations         54,917              121,466
                                            --------------        --------------
    Total Current Assets                        5,934,150            7,130,803
                                            --------------        --------------

  PROPERTY, PLANT & EQUIPMENT                   2,911,526            3,173,090
  PREPAID DEBT ACQUISITION                        180,280              202,188
                                            ---------------       --------------
                                                9,025,956           10,506,081
                                            ===============       ==============

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Current Portion of Long Term Liabilites       1,222,097            1,277,387
  Accounts Payable                              1,597,535            2,740,599
  Accrued Payroll and Related Taxes               624,119              794,078
  Other Accrued Expenses                          696,444              674,948
  Liabilities from Discontinued Operations        208,892              216,068
                                             ---------------       -------------
    Total Current Liabilities                   4,349,088            5,703,080
                                             ---------------       -------------

LONG TERM VENDOR PAYABLE                          370,916              455,903
LONG TERM DEBT - TERM                             758,336              933,329
                                             ---------------       -------------
LONG TERM DEBT - TOTAL                          1,129,252            1,389,232

SHAREHOLDER'S EQUITY
  Common stock, par value $.01 per share
   Authorized - 50,000,000 shares
   Outstanding - 8,021,960 shares                  69,015               68,760
  Additional Paid-in Capital                   38,480,137           38,478,608
  Retained Earnings                           (34,910,105)         (35,042,169)
  Cumulative Translation Adj                      (91,430)             (91,430)
                                             ----------------      -------------
    Total Shareholders' Equity                  3,547,617            3,413,769
                                             ----------------      -------------
                                                9,025,956           10,506,081
                                             ================      =============


                              IEC ELECTRONICS CORP
                        CONSOLIDATED STATEMENT OF INCOME
                      FOR QUARTERS DEC 26, 2003 AND DEC 27, 2002

                                               QUARTER ENDED      QUARTER ENDED
                                               DEC 26, 2003       DEC 27, 2002

Net Sales                                 6,518,657              9,600,550
Cost of Sales                             5,948,349              8,611,951
                                         -----------            -----------
Gross Profit                                570,308                988,599

Less: Operating Expenses
  Selling & Administrative Expenses         579,133                752,674
  Restructuring Benefit                           0                (63,317)
                                         ------------           ------------
Total Operating Expenses                    579,133                689,357
                                         ------------           ------------
 Operating (loss) profit                      (8,825)               299,242

Interest and Financing Expense               (90,339)              (197,498)
Forgiveness of Accounts Payable                    0                244,761
Profit(loss) on Sales of Assets              231,228                 95,954
                                         -------------          --------------

Net Income before Income Taxes               132,064                442,459
  Provision for Income Tax                         0                      0
                                         -------------          ---------------
Net Income                                   132,064                442,459
                                         -------------          ---------------




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